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eBT INTERNATIONAL, INC. ADOPTS PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION AND
                        FILES CERTIFICATE OF DISSOLUTION


     PROVIDENCE, R.I., November 9, 2001--eBT International, Inc. (Nasdaq: EBTI) today announced that its shareholders approved a plan of complete liquidation and dissolution on November 8, 2001, and that a certificate of dissolution was filed with the State of Delaware on November 8, 2001. The Company plans to make its first liquidating distribution to shareholders before December 31, 2001.


ABOUT eBT

     Prior to May 23, 2001, eBT (Nasdaq: EBTI) developed and marketed enterprise-wide Web content management solutions and services.


eBT is a trademark of eBT International, Inc. in the United States and other countries. All other company, product or service names are trademarks or registered trademarks of their respective holders.

CONTACT:
     Stephen O. Jaeger
     eBT International, Inc.
     Providence, RI
     (401) 752-4400
     sjaeger@ebt.com


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